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                                                                   EXHIBIT 99.4

                      DEVON FINANCING CORPORATION, U.L.C.

                               -----------------

                               OFFER TO EXCHANGE
                                $1,750,000,000
                             6.875% Notes due 2011

                                      for

                                $1,750,000,000
                             6.875% Notes due 2011
          that have been registered under the Securities Act of 1933

                                      and

                                $1,250,000,000
                          7.875% Debentures due 2031

                                      for

                                $1,250,000,000
                          7.875% Debentures due 2031
          that have been registered under the Securities Act of 1933

                               -----------------

                    Fully and unconditionally guaranteed by
                           Devon Energy Corporation

                               -----------------

To: BROKERS, DEALERS, COMMERCIAL BANKS,
    TRUST COMPANIES AND OTHER NOMINEES:

   Devon Financing Corporation, U.L.C., an unlimited liability company organized under the laws of the province of Nova Scotia (the "Company"), is offering to exchange (the "Exchange Offer"), upon and subject to the terms and
conditions set forth in the enclosed prospectus, dated January       , 2002
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 6.875% Notes due 2011, which are registered under the Securities Act of 1933 (the "Exchange Notes"), for its outstanding unregistered 6.875% Notes due 2011 issued on October 3, 2001 (the "Unregistered Notes"), and its 7.875% Debentures due 2031, which are registered under the Securities Act of 1933 (the "Exchange Debentures" and, together with the Exchange Notes, the "Exchange Securities"), for its outstanding unregistered 7.875% Debentures due 2031 issued on October 3, 2001 (the "Unregistered Debentures" and, together with the Unregistered Notes, the "Unregistered Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of October 3, 2001, among the Company, Devon Energy Corporation and the initial purchasers.

   In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Unregistered Securities registered in your name or in the name of your nominee, or who hold Unregistered Securities registered in their own names. The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay or cause to be paid all transfer taxes applicable to the exchange of Unregistered Securities pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

   For your information and for forwarding to your clients, we are enclosing the following documents:

      1. Prospectus dated January __, 2002;

      2. A Letter of Transmittal for your use and for the information of your clients;

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      3. A form of Notice of Guaranteed Delivery;

      4. A form of letter which may be sent to your clients for whose account you hold Unregistered Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

   YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON       , 2002 (THE "EXPIRATION DATE"), UNLESS
EXTENDED BY THE COMPANY (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE UNREGISTERED SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

   To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Unregistered Securities (or a timely confirmation of book-entry transfer of such Unregistered Securities into the Exchange Agent's account at DTC, Euroclear or Clearstream) should be received by the Exchange Agent, all in accordance with the instructions set forth in the Prospectus and the Letter of Transmittal.

   If holders of Unregistered Securities wish to tender, but it is impracticable for them to forward their certificates for Unregistered Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

   Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Devon Financing Corporation, U.L.C.

   NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.